FORM 8-K

                                   AMENDMENT 1

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                 CURRENT REPORT

               Pursuant to Section 13 or 15 (d) of the Securities
               Act of 1934



                  Date of Report             September 11,1997


                                CSP Incorporated
                               ------------------
           (Exact name of the registrant as specified in its charter)


                         Commission file number 0-10843


   Massachusetts                                        04-2441294
-----------------------                                ------------
(State or jurisdiction of                      (IRS Employer Identification
incorporation or organization)                            number)



40 Linnell Circle Billerica Massachusetts                   01821
---------------------------------------                     ------
(Address of principal executive offices)               (Zip Code)



        Registrant's telephone number, includes area code: 978-663-7598






                                    CSP INC.
                                    FORM 8-K
                               SEPTEMBER 11, 1997
                                  AMENDMENT 1


                               TABLE OF CONTENTS                      PAGE
--------------------------------------------------------------------------------

1. Item 2 ............................................................
2. Item 7A ...........................................................
3. Balance sheet August 29, 1997 .....................................
4. Proforma  Statement of Operations for year ended
    August 29, 1997 ..................................................
5. Independent Auditor's Report for 1997 Financial
    Statements .......................................................
6. Consolidated Financial Statements for CSP, Inc. for
    year ended August 29, 1997 .......................................
7. Consolidated Financial Statements for Modcomp/
    Cerplex, L.P. and Subsidiaries for period ended
    June 27, 1997 ....................................................
8. Consolidated Financial Statements for Modcomp/
    Cerplex, L.P. and Subsidiaries for period ended
    December 29, 1996 and December 31, 1995 ..........................









                                    Form 8-K
                                   Amendment 1
                     CURRENT REPORT dated September 11, 1997

                                    CSP Inc.


ITEM 2: Acquisition or Disposal of Assets

On August 27, 1997 the Registrant acquired all the assets and subsidiaries of Modcomp/Cerplex L.P (MODCOMP) of Fort Lauderdale Florida from the Cerplex Group Inc. of Tussin California for $ 8.5 million in cash. The effective date of the transaction is June 27, 1997. The assets purchased included the five wholly owned foreign subsidiaries, equipment, inventory, and all other assets necessary to continue running the business. The Registrant will continue the operation of MODCOMP and it will continue to sell high performance, real time computer systems, applications software and service for mission critical applications providing installation, maintenance, training, project management, application software and network integration services. The purchase price of MODCOMP was based on projected revenues and income multipliers that was supported by historical information. We reviewed other recent purchases to see that our purchase price was reasonable and consistant with the current market.

ITEM 7(a):  Financial Statements of Business acquired

Included are the audited financials for MODCOMP for the six months ended June 27, 1997 and years ended December 29, 1996 and December 31, 1995, and Proforma statement of Operations of the Registrant and MODCOMP for the year ended August 29, 1997 assuming the acquisition occurred on August 30, 1996.

Also included are the financial statements for CSP Inc. for the year ended August 29, 1997 which includes the operating results of MODCOMP for the period June 28, 1997-August 29, 1997 as well as the balance sheet of MODCOMP (consolidated with CSP Inc. balance sheet) at August 29, 1997.





                                    CSP INC.

                     CURRENT REPORT dated September 11, 1997
                                   Amendment 1
                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CSP INC.


November 10, 1997
                                             /s/ Gary W. Levine
                                             ----------------------------------
                                             Gary W. Levine, Vice President-
                                             Finance and Principal Accounting
                                             Officer









CSP INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
August 29, 1997
(Dollars in thousands, except for par value)
                                                                 August 29,
Assets                                                             1997
                                                              ----------------
Current assets:
  Cash and cash equivalents                                           $4,344
  Marketable securities                                                5,581
  Accounts receivable, net                                             8,584
  Income tax receivable                                                   37
  Inventories                                                          6,227
  Deferred income taxes                                                  504
  Prepaid expenses                                                     1,301
                                                              --------------
        Total current assets                                          26,578
                                                              --------------

Property, equipment and improvements, net                              3,856
                                                              --------------
Other assets:
  Land held for future development                                       163
  Deferred income taxes                                                  880
  Goodwill                                                             1,562
  Other assets                                                         1,960
                                                              --------------
       Total other assets                                              4,565
                                                              --------------
            Total Assets                                             $34,999
                                                              ==============

Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable and accrued expenses                                7,738
                                                              --------------
        Total current liabilities                                      7,738
                                                              --------------
Deferred compensation and retirement plans                             2,240
                                                              --------------
Commitments and contingencies

Shareholders' equity:
  Common stock, $.01 par; authorized, 7,500,000
   shares; issued 2,987,264 shares                                        30
  Additional paid-in capital                                          10,593
  Retained earnings                                                   16,676
  Equity adjustment from foreign currency translation                   (211)
                                                              --------------
                                                                      27,088

Less treasury stock, at cost, 306,314  shares                          2,067
                                                              --------------
     Total shareholders' equity                                       25,021
                                                              --------------
          Total liabilities and shareholders' equity                  34,999
                                                              ==============









CSP INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Proforma CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except for per share data)
                                                            CSP Inc.            MODCOMP
                                                           Registrant          ten months                              Proforma
                                                           Year ended        ended June 27,        Proforma           year ended
                                                        August 29, 1997(1)        1997            Adjustments      August 29, 1997
                                                        -----------------   -----------------    ---------------   ----------------
Sales                                                             $19,540             $27,771                               $47,311
                                                        -----------------   -----------------                      ----------------
Costs and expenses:
  Cost of sales                                                    10,542              19,483                                30,025
  Engineering and development                                       3,360                 909                                 4,269
  Marketing and sales                                               4,983               4,343                                 9,326
  General and administrative                                        1,962               1,323  A              26              3,311
  In process reseach and development                                  550                 ---                                   550
  Restructuring                                                       193                 130                                   323
                                                        -----------------   -----------------                      ----------------
    Total costs and expenses                                       21,590              26,188                                47,804
                                                        -----------------   -----------------                      ----------------
Operating  income (loss)                                           (2,050)              1,583                                  (493)
                                                        -----------------   -----------------                      ----------------
Other income (expense), net                                           885                (857) B            (327)              (299)
                                                        -----------------   -----------------                      ----------------
Income before income taxes                                         (1,165)                726                                  (439)
Provision(benefit) for income taxes                                  (444)                379  C            (141)              (206)
                                                        -----------------   -----------------                      ----------------
Net income  (loss)                                                  ($721)               $347                                 ($233)
                                                             ============        ============                          ============

 Earnings(loss) per share                                          ($0.27)                                                   ($0.09)
                                                             ============                                              ============
Weighted average shares outstanding                                 2,680                                                     2,680
                                                             ============                                              ============

(1) Includes results of operations for MODCOMP for the two month period ended August 29, 1997.

Proforma adjustments:

The following Proforma adjustments assume that the acquisition took place on August 31, 1996.

A. Reflects the amortization of Goodwill, being amortized over a 15 year period, for the ten month period from September, 1996-June 1997.

B. Reduction in investment income for cash purchase price $8,709,000 over the ten month period at an estimated interest rate of 5%

C. Adjustment in the income taxes for proforma adjustments at an estimated effective rate of 40%.




                                    CSP INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                                AUGUST 29, 1997

                  (With Independent Auditor's Report Thereon)


                               TABLE OF CONTENTS
                                                                      Page
                                                                      ----

Independent Auditor's Report ....................................

Consolidated Balance Sheet ......................................

Consolidated Statements of Operations ...........................

Consolidated Statements of Shareholders' Equity .................

Consolidated Statements of Cash Flows ...........................

Notes to Consolidated Financial Statements ......................









                          INDEPENDENT AUDITORS' REPORT

--------------------------------------------------------------------------------

BOARD OF DIRECTORS AND SHAREHOLDERS OF CSP, INC.:

We have audited the accompanying consolidated balance sheets of CSP, Inc. and subsidiaries as of August 29, 1997 and August 30, 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended August 29, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated statements referred to above present fairly, in all material respects, the financial position of CSP, Inc. and subsidiaries as of August 29, 1997 and August 30, 1996, and the results of their operations and their cash flows for each of the years in the three year period ended August 29, 1997, in conformity with generally accepted accounting principles.


                                                        KPMG - Peat, Marwick LLP


October 9, 1997
Boston, Massachusetts








CSP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
August 29,1997 and August 30,1996
(Dollars in thousands, except for par value)

                                                    August 29,     August 30,
                                                       1997           1996
                                                  ------------------------------
ASSETS
CURRENT ASSETS:
        Cash and cash equivalents                  $    4,344      $  10,928
        Marketable securities                           5,581          6,127
        Accounts receivable, net                        8,584          4,147
        Income tax receivable                              37            --
        Inventories                                     6,227          2,405
        Deferred income taxes                             504            481
        Prepaid expenses                                1,301            351
                                                    ------------------------
                Total current assets                   26,578         24,439
                                                    ------------------------

PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET               3,856          3,607
                                                    ------------------------

OTHER ASSETS:
        Land held for future development                  163            163
        Deferred income taxes                             880            409
        Goodwill                                        1,562            --
        Other assets                                    1,960            918
                                                    ------------------------
                Total other assets                      4,565          1,490
                                                    ------------------------
                    Total assets                    $  34,999      $  29,536
                                                    ========================


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
        Accounts payable and accrued expenses           7,738          1,425
        Income taxes payable                              --             214
                                                    ------------------------
                Total current liabilities               7,738          1,639
Deferred compensation and retirement plans              2,240          2,093
Commitments and contingencies
Shareholders equity:
        Common stock, $.01 par, authorized
         7,500,000 shares: issued 2,987,684
         and 2,957,284 shares                              30             29
        Additional paid-in capital                     10,593         10,411
        Retained earnings                              16,676         17,397
        Equity adjustment from foreign
         currency translation                            (211)           --
                                                   -------------------------
                                                       27,088         27,837
Less treasury stock, at cost, 306,314 and
 301,314 shares                                         2,067          2,033
                                                   -------------------------
        Total shareholders equity                      25,021         25,804
                                                   -------------------------
            Total liabilities and shareholders'
              equity                               $   34,999      $  29,536
                                                   =========================

See accompanying notes to consolidated financial statements.

                                                      CSP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                 Years ended August 29, 1997, August 30, 1996 and August 25,1995
                                  (Amounts in thousands, except  per share data)

                                                      1997       1996       1995
                                                  ------------------------------

Sales
        Systems                                    $12,448    $15,207    $17,284
        Software                                     1,050        618        418
        Service                                      6,042        695        824
                                                  ------------------------------
Total Sales                                         19,540     16,520     18,526
                                                  ------------------------------
Cost of sales:
        Systems                                      6,111      6,613      7,956
        Software                                       210         41         26
        Service                                      4,221          1        175
                                                  ------------------------------
Total Cost of sales                                 10,542      6,655      8,157
                                                  ------------------------------
Gross Profit                                         8,998      9,865     10,369
                                                  ------------------------------

Operating expenses:
        Engineering and development                  3,360      3,325      3,099
        In process research and development            550        -          -
        Marketing and sales                          4,983      5,284      4,993
        General and administrative                   1,962      1,905      2,060
        Restructuring                                  193        -          416
                                                  ------------------------------
                Total operating expenses            11,048     10,514     10,568
                                                  ------------------------------

Operating loss                                      (2,050)      (649)     (199)
                                                  ------------------------------
Other income (expense):
        Dividend income                                 94         23        13
        Interest income                                783        869       804
        Interest expense                               (89)       (24)      (50)
        Other                                           97         18        54
                                                  ------------------------------
                Total other income                     885        886       821
                                                  ------------------------------
Income (loss) before income taxes                   (1,165)       237       622
                                                  ------------------------------

Provision (benefit) for income taxes                  (444)       129       237
                                                  ------------------------------
        Net income (loss)                         ($   721)   $   108   $   385
                                                  ==============================
Earnings (loss) per share                         ($  0.27)   $  0.04   $  0.14
                                                  ==============================
Weighted average shares outstanding                  2,680      2,681     2,795
                                                  ==============================

See accompanying notes to consolidated financial statements.


CSP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY
Years ended August 29, 1997, August 30, 1996and August 25, 1995.
(Dollars in thousands)

                                                                                               Adjustment
                                                                                              from foreign                Total
                                                       Common Stock      Paid-in   Retained     currency     Treasury  shareholders'
                                                    Shares      Amount   Capital   earnings    translation    stock       equity
                                                  ----------------------------------------------------------------------------------

Balance, August 26, 1994                          2,912,409     $ 29    $ 10,136    $ 16,904        -        $  (828)  $  26,241
        Net income                                     -           -        -            385        -             -          385
        Exercise of stock options                     9,625        -          51         -          -             -           51
        Purchase of treasury stock                     -           -        -            -          -           (952)       (952)
                                                  ----------------------------------------------------------------------------------

Balance, August 25, 1995                          2,922,034       29      10,187      17,289        -         (1,780)     25,725
        Net income                                     -           -        -            108        -             -          108
        Exercise of stock options                    35,250        -         224         -          -             -          224
        Purchase of treasury stock                     -           -        -            -          -           (253)       (253)
                                                  ----------------------------------------------------------------------------------

Balance, August 30, 1996                          2,957,284       29      10,411      17,397        -         (2,033)     25,804
        Net loss                                       -           -        -           (721)       -             -         (721)
        Exercise of stock options                    30,400        1         182         -          -             -          183
        Foreign currency translation adjustment        -           -        -            -        (211)           -         (211)
        Purchase of treasury stock                     -           -        -            -          -            (34)        (34)
                                                  ----------------------------------------------------------------------------------

Balance, August 29, 1997                          2,987,684     $ 30    $ 10,593    $ 16,676   $  (211)     $ (2,067)   $ 25,021
                                                  ==================================================================================






See accompanying notes to consolidated financial statements.


                                                      CSP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
               Years ended August 29, 1997, August 30, 1996 and August 25, 1995.
                                                          (Dollars in thousands)

                                                                                      1997                 1996              1995
                                                                                   -------------------------------------------------
Cash flows from operating activities:
Net income (loss)                                                                   $    (721)         $     108          $     385
Adjustments to reconcile net income to net
cash provided by (used in) operating activities
        Depreciation and amortization                                                   1,680                983                792
        In process research and development                                               550               --                 --
        Deferred compensation and retirement plans                                        147                150                139
        Deferred income taxes                                                            (494)              (167)               (19)
        Other                                                                            (414)              --                 --
        Changes in current assets and liabilities:
        (Increase) decrease in accounts receivable, net                                 2,007               (214)             1,151
        Increase in income tax receivable                                                 (37)              --                 --
        (Increase) decrease in inventories                                               (192)              (255)             1,042
        Decrease in prepaid expenses                                                      187                120                237
        Decrease in accounts payable and accrued expenses                                (549)               (36)              (228)
        Increase (decrease) in income taxes payable                                      (214)                64                (52)
                                                                                   -------------------------------------------------
        Net cash provided by operating activities                                       1,950                777              3,447
                                                                                   -------------------------------------------------

Cash flows from investing activities:
        Purchase of marketable securities                                            (198,789)          (188,892)          (159,099)
        Sales of marketable securities                                                199,335            189,247            159,674
        Acquistion of businesses less cash acquired                                    (8,011)              --                 --
        Property, equipment and improvements                                           (1,111)            (1,144)              (988)
        Other                                                                            --                 (100)               380
                                                                                   -------------------------------------------------
        Net cash used in investing activities                                          (8,576)              (889)               (33)
                                                                                   -------------------------------------------------

Cash flows from financing activities:
        Proceeds from stock options                                                       183                224                 51
        Purchase of treasury stock                                                        (34)              (253)              (952)
                                                                                   -------------------------------------------------
                Net cash provided by (used in)
                  financing activities                                                    149                (29)              (901)
                                                                                   -------------------------------------------------
Effects of exchange rate changes on cash                                                 (107)              --                 --
                Net increase (decrease) in cash                                        (6,584)              (141)             2,513
Cash and cash equivalents, beginning of year                                           10,928             11,069              8,556
                                                                                   -------------------------------------------------
Cash and cash equivalents, end of year                                              $   4,344          $  10,928          $  11,069
                                                                                   =================================================
Supplemantary cash flow information:
        Cash paid for income taxes, net                                             $      75          $     183          $     323
                                                                                   =================================================
        Cash paid for interest                                                      $      89          $      24          $      50
                                                                                   =================================================
        Fair value of assets acquired                                               $  17,913               --                 --
        Less liabilities assumed                                                       (7,045)              --                 --
                                                                                   -------------------------------------------------
        Cash paid                                                                   $  10,868               --                 --
        Less; Cash acquired                                                            (2,857)              --                 --
                                                                                   -------------------------------------------------
          Net Cash paid                                                             $   8,011               --                 --
                                                                                   =================================================

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

For years ended August 29, 1997, August 30, 1996 and August 25, 1995.

ORGANIZATION AND BUSINESS
The Company designs, manufactures and markets high performance multiprocessing systems for real-time applications, which are small, low-power special-purpose computers to enhance a systems ability to perform high-speed arithmetic. The Company also sells legacy-to-web integration solutions and real-time computer systems, software and services. The Company also develops and markets turnkey image analysis workstations and software which is targeted toward the biological sciences and industrial bar-code readers.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR:
The Companys fiscal year end is on the last Friday in August.

PRINCIPLES OF CONSOLIDATION:
The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

FOREIGN CURRENCY TRANSLATION:
Assets and liabilities of the Companys foreign operations are translated into US dollars at the exchange rate in effect at the balance sheet date and revenue and expenses are translated at average rates in effect during the period. The resultant translation adjustment is reflected as a separate component of shareholders equity on the consolidated balance sheets.

MARKETABLE SECURITIES:
Investments consist of corporate bonds and notes, government agency bonds, and money market funds. Most investments mature within a two year period. The Company classifies its marketable securities as held-to-maturity based on its ability and intent to hold these securities until maturity. Held-to-maturity securities are recorded at amortized cost, which approximates market value.

Interest income is accrued as earned. Dividend income is recognized as income on the date the stock trades ex-dividend. The cost of marketable securities sold is determined on the specific identification method and realized gains or losses are reflected in income.

ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS:
In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, the Company assesses the need to record impairment losses on long-lived assets when indicators of impairment are present. On an on-going basis, management reviews the value and period of amortization or depreciation of long-lived assets. During this review, the Company reevaluates the significant assumptions used in determining the original cost of long-lived assets, including costs in excess of net assets of businesses acquired. Although the assumptions may vary from transaction to transaction, they generally include revenue growth, operating results, cash flows and other indicators of value. Management then determines whether there has been a permanent impairment of the

--------------------------------------------------------------------------------

value of long-lived assets based upon events or circumstances which have occurred since acquisition.

The costs in excess of net assets of subsidiaries acquired (goodwill) are principally being amortized over fifteen years.

INVENTORIES:
Inventories are stated at the lower of cost or market; cost being determined principally by use of the average-cost method, which approximates the first-in, first-out method.

PROPERTY, EQUIPMENT AND IMPROVEMENTS:
The components of property, equipment and improvements are stated at cost. The Company provides for depreciation by use of the straight-line method over the estimated useful lives of the related assets.

PRODUCT WARRANTY:
The Company ordinarily provides a one year warranty. In addition, certain major customers are granted extended warranties. The Company accrues estimated warranty costs at the time of sale.

REVENUE RECOGNITION:
Revenues from product sales are recognized at the time of shipment.

ENGINEERING AND DEVELOPMENT EXPENSES:
Engineering and development expenditures for company-sponsored projects are charged to expenses as incurred.

INCOME TAXES:
The Company accounts for income taxes under the asset and liability method. Under this method deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

EARNINGS PER SHARE OF COMMON STOCK:
Earnings per share are based on the weighted average number of shares outstanding during the period. The effect of outstanding stock options is excluded from the computation because the dilutive effect is not material.

In February 1997 the Financial Accounting Standards Boards issued Statement of Financial Accounting Standards(SFAS) No. 128 Earnings per Share. SFAS 128 establishes a different method of computing net income per share than is currently required under the provisions of Accounting Principles Board Opinion No. 15. Under SFAS 128, the Company will be required to present both basic net income per share and diluted net income per share. The impact on diluted net income per share is not expected to be material.

The Company plans to adopt SFAS 128 in its fiscal quarter ending February 27, 1998 and at that time all historical net income per share data will be restated to conform to the provisions of SFAS No. 128.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)

USE OF ESTIMATES:
The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENT:
The Company has adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation (SFAS 123). As permitted by SFAS 123, the Company measures compensation cost in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The adoption of SFAS 123 was not material to the Companys financial condition or results of operations; however, the proforma impact on net income and earnings per share has been disclosed in the Notes to Consolidated Financial Statements as required by SFAS 123.

RECLASSIFICATIONS:
Certain reclassifications were made to the 1996 and 1995 financial statements to conform to the 1997 presentation.

2. BUSINESS COMBINATION:

For acquisitions accounted for as purchases, CSP, Inc. consolidated results of operations include the operating results of the acquired companies from the acquisition dates. The acquired assets were recorded at their estimated fair market value at the acquisition date and the aggregate purchase price plus costs directly attributable to the completion of the acquisitions have been allocated to the assets acquired.

On June 13, 1997 the Company acquired the assets of Signal Analytics Corp., a privately held software developer of imaging software targeted for the biological science field. The total purchase price was $2,159,000 which was paid for in cash and included a charge of $550,000 for in process research and development. The transaction resulted in $1,200,000 in goodwill.

Effective June 27, 1997 the Company completed the acquisition of MODCOMP/Cerplex, L.P., a wholly owned subsidiary of The Cerplex Group Inc., which sells legacy-to-web integration solutions for real-time computer systems. The total purchase price for the assets of MODCOMP was $8,709,000 which was paid in cash and resulted in goodwill of $473,000.

--------------------------------------------------------------------------------

The following unaudited pro forma financial information is not necessarily indicative of results of operations that would have occurred had the transaction taken place at the beginning of periods presented or of the future results of the combined companies.
                                                       UNAUDITED
                                                   YEAR ENDED AUGUST
                                       --------------------------------------
(in thousands)                              1997                      1996
-----------------------------------------------------------------------------
Total Revenue:                            $  33,493                  $ 59,860
                                       ======================================
Operating income(loss):                  ($     493)                 $  6,108
                                       ======================================
Net income (loss):                       ($     233)                 $  3,062
                                       ======================================
Earnings (loss) per share                ($     .09)                 $   1.14
                                       ======================================

3.  MARKETABLE SECURITIES
At August 29,1997 and August 30, 1996, marketable securities consisted of the following:
(in thousands)                                  1997                     1996
-----------------------------------------------------------------------------
Marketable equity securities, at cost         $  274                     $262
Less:  valuation allowance                         7                        2
                                              -------------------------------
Marketable equity securities, at market          267                      260
Bonds and municipal revenue notes, at cost     5,000                    5,612
Money market funds and commercial paper           42                       59
U.S. treasury bills                              272                      196
                                              -------------------------------
TOTAL                                         $5,581                   $6,127
                                              ===============================


Assets of  $660,000  and  $635,000  at August  29,  1997 and  August  30,  1996,
respectively, are held in a rabbi trust and generally are available only to pay certain retirement benefits of a key employee.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)


4.  INVENTORIES
Inventories consist of the following:

(in thousands)                                1997                       1996
-----------------------------------------------------------------------------

Raw materials                               $3,922                     $1,083
Work-in-process                                918                        739
Finished goods                               1,387                        583
                                            ---------------------------------
Total                                       $6,227                     $2,405
                                            =================================

5.  INCOME TAXES:

Reconciliations of expected income tax expense (benefit) to actual income tax expense (benefit) are as follows:

                                         1997     %     1996     %     1995     %
-------------------------------------------------------------------------------------
Computed expected tax expense(benefit)  ($396)  (34.0)  $ 81    34.0%   $ 81    34.0%
Increases(reductions) in
taxes resulting from:
Dividend exclusion                        (22)   (1.9)    (6)  ( 2.5)    (42)  ( 6.8)
Tax exempt interest                       (72)   (6.2)   (64)  (27.0)    (74)  (11.9)
Research and experimentation
 and investment tax credits                 -       -      -       -     (37)  ( 5.9)
State income taxes, net of
 federal tax benefit                     (107)   (9.2)    (7)  ( 2.9)     47     7.6
Non-taxable FSC earnings                    -       -      -       -     (26)   (4.2)
Foreign tax provision                     123    10.6     72    30.4     165    26.4
Change in valuation allowance              35     3.0     25    10.6      32     5.2
Other items                                (5)   (0.4)    28    11.9     (39)   (6.3)
                                        ---------------------------------------------
Income tax expense(benefit)             ($444) (38.1%)  $129    54.5% $237      38.1%
                                        =============================================

--------------------------------------------------------------------------------

For the years ended August 29, 1997 and August 30, 1996, temporary differences which give rise to deferred tax assets(liabilities) are as follows:

                                                  1997                1996
----------------------------------------------------------------------------
Deferred tax assets:
   Deferred compensation                        $  962               $  893
   Other accruals                                   77                  195
   Bad debt reserves                                41                   41
   Inventory capitalization and reserves           451                  210
   Research and development credits                 69                    -
   Unrealized loss on securities                     -                   42
   Accumulated depreciation and amortization       156                 (149)
   Other                                             5                    -
                                                ---------------------------
Gross deferred tax assets                       $1,761               $1,232
   Less: valuation allowance                      (377)                (342)
                                                ---------------------------
      Net deferred tax asset                    $1,384               $  890
                                                ===========================


The valuation allowance was $377,000 and $342,000 at August 29, 1997 and August 30, 1996. The valuation allowance was established due to the long-term nature of certain deferred compensation and retirement obligations for which the tax benefit will be realized over an extended period of time. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowance at August 29, 1997.

The provisions for income taxes expense(benfit) are comprised of the following:

(in thousands)               1997          1996          1995
---------------------------------------------------------------
Current:
  Federal                    ($45)         $267          $232
  State                       (28)           28            24
  Foreign                     123             -             -
                             ----------------------------------
                              $50          $295          $256
Deferred:
  Federal                    (360)         (128)          (15)
  State                      (134)          (38)           (4)
                             ----------------------------------
                             (474)         (166)          (19)
                             ----------------------------------
                            ($444)         $129          $237
                             ==================================

--------------------------------------------------------------------------------

6.  PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET
Property, equipment and improvements, net consist of the following:

(in thousands)                                      1997            1996
--------------------------------------------------------------------------
Land                                            $    587        $    587
Building and improvements                          1,356           1,356
Equipment                                         11,503          10,499
Automotive equipment                                  48              17
                                                --------        --------
                                                  13,494          12,459
Less accumulated depreciation and
  amortization                                     9,638           8,852
                                                -------------------------
  Property, equipment and improvements, net     $  3,856        $  3,607
                                                =========================

7.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES
Accounts payable and accrued expenses consist of the following:

(in thousands)                                           1997            1996
-------------------------------------------------------------------------------
Accounts payable                                     $  2,325         $   402
Commissions                                               367              99
Compensation and fringe benefits                        2,629             616
Customer advances                                         534             134
Professional fees and shareholders reporting services     546              93
Taxes, other than income                                  869              11
Other, individually less than 5% of current liabilities   468              70
                                                     -------------------------
                                                     $  7,738        $  1,425
                                                     =========================

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)

8.  STOCK OPTIONS
In 1991, the Company adopted the 1991 Stock Option Plan covering 250,000 shares of common stock. Under the Plan, both incentive stock options and non-qualified stock options may be granted to officers, key employees and other persons providing services to the Company. The stock option plan provides for issuance of options at their fair market value on the date of grant. These options vest over a period of five years with no vesting in the first year and expire ten years from the date of grant. In addition, up to 20,000 shares are allocated for annual non-discretionary grants of 1,000 shares each to non-employee directors of the Company who are serving on the last business day of January in each year. The 1991 Plan supersedes three earlier plans, each of which was terminated in 1991. The following is a summary of common stock option activity for the three years ended August 29, 1997:



                                Weighted average                 Number of Shares
                               exercise price of        1991         1987          1981        Total
                              shares under plans        Plan         Plan          Plan
Outstanding  August 26,1994         $7.59             107,025       6,000       116,125      229,150
Granted                             $8.07              49,000           -             -       49,000
Exercised                           $5.20                   -           -        (9,625)      (9,625)
Expired & terminated                $7.75             (17,975)     (6,000)       (2,375)     (26,350)
Outstanding August 25,1995          $7.07             138,050           -       104,125      242,175
Granted                             $8.38               6,000           -             -        6,000
Exercised                           $6.38                   -           -       (35,250)     (35,250)
Expired & terminated                $7.26             (59,150)          -          (625)     (59,775)
Outstanding August 30,1996          $7.25              84,900           -        68,250      153,150
Granted                             $7.27             116,250           -             -      116,250
Exercised                           $5.64                   -           -       (30,400)     (30,400)
Expired & terminated                $7.67             (29,850)          -       (23,275)     (53,125)
Outstanding August 29,1997          $7.50             171,300           -        14,575      185,875
Available for future grants                            78,700           -             -       78,700
Excerisable                         $6.05              54,075           -        14,575       68,650



--------------------------------------------------------------------------------


The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations in accounting for its stock option plans; accordingly no compensation expense has been recognized in the consolidated financial statements for such plans(1). Had compensation costs for Companys stock option plans been determined based on the fair value at the grant date for awards under these plans consistent with the methodology prescribed under SFAS 123, Accounting for Stock based Compensation, the Companys net income (loss) and earnings(loss) per share would have been adjusted to the proforma amounts indicated below:

(IN THOUSANDS)                                         1997                 1996
--------------------------------------------------------------------------------
        Net Income(loss)   As reported                ($721)                $108
                           Pro forma                  ($723)                $108
        Earnings(loss) per share                      ($.27)                $.04
        Earnings(loss) per share                      ($.27)                $.04

The following assumptions were used in the calculation of these values for fiscal years 1997 and 1996: risk free interest rate of 6.19% and expected life of 5 years.

The effects of applying SFAS 123 as shown in the above proforma disclosure is not representative of the proforma effect on net income in future years because it does not take into consideration proforma compensation expense related to grants made prior to fiscal 1996.

9.  DEFERRED COMPENSATION AND RETIREMENT PLANS

The Company  has a 401(k)  Retirement  Plan under  which the  Company  matches a
portion  of  the  employees   salary  reduction   contributions   and  may  make
discretionary contributions to the plan. All employees with one year of continuous service are eligible for the plan. All Company contributions are fully vested. Contributions by the Company were $94,000, $145,000 and $122,000 for 1997, 1996 and 1995, respectively.

The Company has a Supplemental Retirement Plan for certain employees that provides for payments (generally over 15 years) upon retirement, death or disability. The annual benefit is based upon a percentage of salary at the inception of the plan, plus an annual percentage increase, plus interest. In addition, the Company adopted deferred compensation plans for key executives that provide for payments, over a ten-year period, upon retirement, death or disability based upon a percentage of salary at that time.

The charge to expense for the plans for 1997, 1996 and 1995 amounted to $302,000, $277,000 and $207,000 respectively.

--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)

10.  COMMITMENTS AND CONTINGENCIES
LEASES:

The Company occupies office space under lease agreements expiring at various dates during the next five years. The leases are classified as operating leases, and provide for the payment of real estate taxes, insurance, utilities and maintenance. At August 29, 1997, the Company was obligated under noncancelable operating leases as follows:

(IN THOUSANDS)          FISCAL YEAR ENDING AUGUST:                AMOUNTS
--------------------------------------------------------------------------------
                                   1998                           $ 1,143
                                   1999                           $ 1,039
                                   2000                           $   882
                                   2001                           $   841
                                   2002                           $   830
                             Thereafter                           $ 1,993

Occupancy costs under the operating leases approximated $221,000 in 1997, $52,000 in 1996, and $76,000 in 1995.

STOCK REPURCHASE:

On October 9, 1986 the Board of Directors authorized the Company to repurchase up to 282,723 of the outstanding stock at market prices. On September 28, 1995, the Board of Directors authorized the Company to repurchase up to 150,000 additional shares of the outstanding stock at market prices. The timing of stock purchases are made at the discretion of management. At August 29, 1997, the Company has repurchased 306,314 or 71% of the total authorized to be purchased.

--------------------------------------------------------------------------------


11.  SALES BY MAJOR CUSTOMERS AND GEOGRAPHIC AREAS

Sales to individual customers constituting 10% or more of total sales were as follows:

(in thousands)                          1997           1996             1995
--------------------------------------------------------------------------------
Customer A:                        $2,370  12%     $3,394  21%       -      -
Customer B:                        $2,114  11%      -      -        $3,948  21%

The Company anticipates that, for the foreseeable future, a significant percentage of its sales will be dependent upon a relatively small number of customers.

The Companys sales by geographic area are as follows:

(in thousands)                         1997            1996             1995
--------------------------------------------------------------------------------
North America                            $13,324         $14,474         $15,992
Far East                                   1,039           1,407             953
Europe                                     5,090             574           1,207
Other                                         87              65             374
                                      ------------------------------------------
Totals                                   $19,540         $16,520         $18,526
                                      ==========================================



12.  RESTRUCTURING EXPENSES

In March, 1997 the Company reduced its workforce by thirteen positions primarily in manufacturing operations and Vision Systems. The expenses related to this reduction were approximately $125,000 for severance cost, and the entire amount was dispursed in 1997. In November, 1994 the Company accrued approximately $409,000 of the estimated costs to be incurred in consolidating its manufacturing operations and reducing its workforce. Actual costs incurred of approximately $416,000 are comprised of severance costs of $288,000, and $128,000 for closing the San Diego manufacturing operation.

                              MODCOMP/CERPLEX, L.P.
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                                  June 27, 1997

                   (With Independent Auditors' Report Thereon)











                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  June 27, 1997

                                Table of Contents


                                                                            Page
                                                                            ----

Independent Auditors' Report .........................................

Consolidated Balance Sheet ...........................................         1

Consolidated Statement of Operations .................................         2

Consolidated Statement of Partners' Capital ..........................         3

Consolidated Statement of Cash Flows .................................         4

Notes to Consolidated Financial Statements ...........................         5











                          INDEPENDENT AUDITORS' REPORT


The Partners
Modcomp/Cerplex, L.P. and Subsidiaries:


We have audited the accompanying consolidated balance sheet of Modcomp/Cerplex, L.P. and subsidiaries (the "Partnership") as of June 27, 1997, and the related consolidated statements of operations, partners' capital and cash flows for the six months ended June 27, 1997. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Modcomp/Cerplex, L.P. and subsidiaries as of June 27, 1997 and the results of their operations and their cash flows for the six months ended June 27, 1997 in conformity with generally accepted accounting principles.



                                                        KPMG - Peat, Marwick LLP


October 17, 1997
Fort Lauderdale, Florida






                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                  June 27, 1997
                             (Dollars in thousands)

                                 Assets (note 6)
                                 ---------------

Current assets:
     Cash and cash equivalents                                           $ 2,856
     Accounts receivable:
        Trade, less allowance for doubtful accounts of $267                6,600
        Affiliate (note 5)                                                    19
     Inventories, net (note 2)                                             3,751
     Prepaid expenses and other current assets                             1,135
                                                                         -------

               Total current assets                                       14,361

Property and equipment, net (note 3)                                         730
                                                                         -------

               Total assets                                              $15,091
                                                                         =======



                        Liabilities and Partners' Capital
                        ---------------------------------

Current liabilities:
     Trade accounts payable                                              $ 1,874
     Accrued expenses (note 4)                                             3,880
     Accrued income taxes (note 8)                                           184
     Other current liabilities                                             1,463
                                                                         -------

               Total current liabilities                                   7,401

Commitments and contingencies (note 6)

Partners' capital:
     Cerplex Subsidiary, Inc.                                              4,470
     Modcomp Joint Venture, Inc.                                           3,220
                                                                         -------

               Total partners' capital                                     7,690
                                                                         -------

               Total liabilities and partners' capital                   $15,091
                                                                         =======


See accompanying notes to consolidated financial statements.

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                         Six months ended June 27, 1997
                             (Dollars in thousands)


Sales (note 7):
     Systems                                                           $  8,248
     Service                                                              8,159
                                                                       --------

                                                                         16,407
                                                                       --------

Cost of sales:
     Systems                                                              5,963
     Service                                                              5,649
                                                                       --------

                                                                         11,612
                                                                       --------

               Gross profit                                               4,795
                                                                       --------

Operating expenses:
     Selling and marketing                                                2,671
     General and administrative                                           1,283
     Research, development and engineering                                  489
     Restructuring costs                                                    293
     Management fees (note 5)                                               100
     Accretion of discount [note 1(b)]                                      (50)
                                                                       --------

                                                                          4,786
                                                                       --------

               Income from operations                                         9
                                                                       --------

Other income (expense):
     Interest income                                                         48
     Interest expense                                                        (3)
                                                                       --------
                                                                             45
                                                                       --------

               Income before income taxes                                    54

Provision for income taxes (note 8)                                        (283)
                                                                       --------

               Net loss                                                $   (229)
                                                                       ========


See accompanying notes to consolidated financial statements.

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL

                         Six months ended June 27, 1997
                             (Dollars in thousands)




                                                Cerplex     Modcomp
                                              Subsidiary,    Joint
                                                 Inc.     Venture, Inc.  Total
                                                 ----     -------------  -----

Balance at December 29, 1996                    $ 4,990      $ 3,761    $ 8,751

     Net loss                                      (112)        (117)      (229)

     Earnings distribution                         (251)        (261)      (512)

     Foreign currency translation adjustment       (157)        (163)      (320)
                                                -------      -------    -------

Balance at June 27, 1997                        $ 4,470      $ 3,220    $ 7,690
                                                =======      =======    =======


See accompanying notes to consolidated financial statements.

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         Six months ended June 27, 1997
                             (Dollars in thousands)




Cash flows from operating activities:
     Net loss                                                                      $  (229)
     Adjustments to reconcile net loss to net cash used in operating activities:
           Depreciation and amortization                                               196
           Discount accretion                                                          (50)
           Provision for losses on inventory and accounts receivable                   199
           Increase in accounts receivable, trade                                   (1,764)
           Increase in accounts receivable, affiliate                                  (36)
           Decrease in inventories                                                     581
           Decrease in prepaid expenses and other current assets                       500
           Increase in accounts payable, trade                                         365
           Increase in accrued expenses and other current liabilities                  166
                                                                                   -------

                    Net cash used in operating activities                              (72)
                                                                                   -------

Cash flows from investing activities:
     Capital expenditures                                                             (410)
     Proceeds from sale of equipment                                                    52
                                                                                   -------

                    Net cash used in investing activities                             (358)
                                                                                   -------

Cash flows from financing activities:
     Earnings distribution                                                            (512)
                                                                                   -------

                    Net cash used in financing activities                             (512)
                                                                                   -------

Effect of exchange rate changes on cash and cash equivalents                          (324)
                                                                                   -------

                    Net decrease in cash and cash equivalents                       (1,266)

Cash and cash equivalents at beginning of year                                       4,122
                                                                                   -------

Cash and cash equivalents at end of year                                           $ 2,856
                                                                                   =======

Supplemental information of cash flow information:
     Cash paid during the year for interest                                        $    (3)
                                                                                   =======

     Cash paid during the year for income taxes                                    $   216
                                                                                   =======


See accompanying notes to consolidated financial statements.

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

                                  June 27, 1997



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)    ORGANIZATION,   DESCRIPTION   OF  BUSINESS  AND   PRINCIPLES  OF
                CONSOLIDATION

                Modcomp/Cerplex, L.P. and subsidiaries (the "Partnership"), a Delaware limited partnership was formed pursuant to a limited partnership agreement (the Agreement) dated December 1, 1994 among Modular Computer Systems, Inc. (Modcomp) and Modcomp Joint Venture, Inc. (JV), wholly-owned subsidiaries of Daimler-Benz Capital, Inc. and Cerplex Subsidiary, Inc. (Cerplex Sub), a wholly-owned subsidiary of The Cerplex Group, Inc. (Cerplex).

                On April 5, 1996, Modcomp and JV exercised a certain put option granted them under a Put/Call Option Agreement (Option) with Cerplex Sub. Prior to this transaction, Modcomp transferred to Cerplex all of their outstanding capital stock of JV, and effective April 1, 1996, Modcomp transferred all of their partnership units of the Partnership to JV. In accordance with the Option, the interests were transferred for a lump-sum payment of $2,659 by Cerplex. Distributions for the six months ended June 27, 1997 to Cerplex amounted to $512 for accumulated undistributed earnings through the option exercise date.

                As a result of this transaction, effective March 31, 1996, the Partnership is controlled 100 percent by Cerplex, with the Partnership's percentage of ownership and profits and losses allocated as follows:

                                              General         Limited
                                            partnership     partnership
                                             interest         interest    Total
                                             --------         --------    -----

                Modcomp Joint Venture, Inc.       1%             50%        51%
                Cerplex Subsidiary, Inc.          1%             48%        49%
                                                ---             ---        ---
                                                  2%             98%       100%
                                                ===             ===        ===

                The Partnership designs, manufactures, services and markets worldwide, high-speed mini-computers and mini-computer systems principally for use in demanding real-time applications. The computer systems are used in operations involving process measurement and control, power production and distribution, manufacturing test and inspection, scientific data collection and monitoring, as well as financing and other communications networks. The Partnership has been expanding their product line by including third-party equipment to their sales and servicing efforts. The new focus of the Partnership is to become a total solutions company that can meet the needs of customers of their own products and of third-party manufacturers.



                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)



                The Partnership's foreign operations are transacted through its wholly owned subsidiaries located in Canada, England, France and Germany. Accordingly, these consolidated financial statements include the accounts of Modcomp/Cerplex, L.P. and its wholly owned foreign subsidiaries after elimination of all significant intercompany transactions and balances.

                Effective June 30, 1997, Cerplex sold the Partnerships assets and liabilities to CSP Incorporated (CSP, Inc.) (see transaction discussed in note 12).

         (B)    NEGATIVE GOODWILL

                The acquisition cost for the 49 percent interest in the Partnership from Modcomp on April 1, 1996, was lower than the book value of the assets and liabilities acquired by approximately $1.8 million. In accordance with APB No. 16, "Business Combinations," the Partnership reduced property and equipment by approximately $1.5 million, bringing all identifiable noncurrent assets to zero and recorded the remaining amount as negative goodwill to be accreted into income over a five-year period. Negative goodwill, less accretion discount, is recorded in other current liabilities.

         (C)    CASH AND CASH EQUIVALENTS

                For purposes of the consolidated statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

         (D)    INVENTORIES

                Inventories consist of electronic components and parts for the manufacturing of computer systems and related services. Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Costs capitalized include material, direct labor and manufacturing and special engineering overhead.

         (E)    PROPERTY AND EQUIPMENT

                Property and equipment acquired after April 1, 1996 are stated at cost (property and equipment acquired before April 1, 1996 was reduced to zero [see note 1(b)]). Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation on property and equipment is computed on the straight-line method over the estimated useful lives of the assets (with lives ranging from 2 to 10 years). Leasehold improvements are amortized straight-line over the shorter of the lease term or the estimated useful life of the asset.

                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)



         (F)    FOREIGN CURRENCY TRANSLATION

                All assets and liabilities of the Partnership's foreign subsidiaries are translated into U.S. dollars, generally using current exchange rates in effect on reporting dates. Revenue and expense accounts are translated generally using a weighted average rate during the period. The unrealized gains and losses resulting from such translation is charged or credited to cumulative foreign currency translation adjustment in partners' capital.

         (G)    REVENUE RECOGNITION

                Sales of products and services are recorded based on shipment of product and/or performance of services unless otherwise contractually determined. Revenue from maintenance service contracts is deferred and recognized as revenue over the period of the agreement.

         (H)    WARRANTY

                The Partnership generally warrants its products for a period of ninety days. An accrual for warranty obligations of $60 existed at June 27, 1997.

         (I)    USE OF ESTIMATES

                Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         (J)    INCOME TAXES

                Partnerships are not taxable entities for United States federal and state income tax purposes. As such, no provision has been made for United States federal and state income taxes since such taxes, if any, are the liability of the individual partners.

                Certain subsidiaries of the Partnership are taxable entities and calculate income tax expense and file income tax returns in their respective jurisdictions.

                The Partnership's subsidiaries account for income taxes in each jurisdiction under the asset and liability method of computing deferred income taxes. Under the asset and liability method, deferred income taxes are recognized for future consequences attributable to differences between the consolidated financial statements carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted statutory rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.



                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)




         (K)    IMPAIRMENT OF LONG-LIVED ASSETS

                The Partnership adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Partnership has no impaired assets at June 27, 1997.

         (L)    NEW ACCOUNTING PRONOUNCEMENTS

                In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, "Reporting Comprehensive Income," (SFAS No.
                130). SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No 130 requires all items to be recognized under accounting standards as components of comprehensive income to be reported in a separate financial statement. The Partnership does not believe that the adoption of SFAS No. 130 will have a significant impact on the Partnership's financial reporting.

                In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," (SFAS No.
                131). SFAS No. 131 establishes standards for the way that public business enterprises report information about operation segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. The adoption of SFAS No. 131 may have a significant impact on the Partnership's reporting, especially in light of the Partnership sale of assets and liabilities to CSP, Inc. subsequent to June 27, 1997 (see note 12).

(2)      INVENTORIES

         Inventories at June 27, 1997 consist of the following:

         Raw materials                                   $2,729
         Work in process                                    506
         Finished goods                                     417
         Customer service inventory                       5,914
                                                          -----
                                                          9,566
         Reserves                                         5,815
                                                          -----

                       Inventories, net                  $3,751
                                                          =====


                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)




(3)      PROPERTY AND EQUIPMENT

         Property and equipment at June 27, 1997 consist of the following:

         Leasehold improvements                                             $473
         Furniture and fixtures                                              378
                                                                             ---
                                                                             851
         Less accumulated depreciation and amortization                      121
                                                                             ---

                                                                            $730
                                                                            ====

         The property and equipment at June 27, 1997 represents capital additions after April 1, 1996. [See note 1(b)].

         Depreciation and amortization expense for the six months ended June 27, 1997 amounted to $196.

(4)      ACCRUED EXPENSES

         Accrued expenses at June 27, 1997 consist of the following:

         Employee-related accruals                              $1,636
         Pension costs                                           1,098
         Severance accrual                                         146
         Taxes other than income                                   290
         Professional fees                                         100
         Other                                                     610
                                                                 ------
                                                                $3,880
                                                                ======

(5)      RELATED PARTY TRANSACTIONS

         In its function as managing partner, Cerplex is entitled to annual compensation in the amount of $200, payable semi-annually on June 1 and December 1 of each year. During the six months ended June 27, 1997, the Partnership recorded charges and made payments to Cerplex for management fees in the amount of $100. An accrual for management fees obligations of $17 remains outstanding at June 27, 1997, which is offset by $36 of receivables due from Cerplex, related to a reimbursement at June 27, 1997.



                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)




(6)      COMMITMENTS AND CONTINGENCIES

         Leases

         The Partnership has noncancelable operating leases related to office space. Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows:

                                       Year ending June 27,
                                       --------------------

                                               1998               $1,125
                                               1999                1,051
                                               2000                  877
                                               2001                  819
                                               2002                  831
                                            Thereafter             2,122
                                                                   -----
                                                                  $6,825
                                                                  ======

         The rental expense for the six months ended June 27, 1997 was $794.

         Financial Guarantees

         The Partnership is the guarantor of certain debt held with Cerplex from Wells Fargo Bank approximating $48 million at June 27, 1997. Certain assets of the Partnership are held as collateral for this debt between Wells Fargo Bank and Cerplex. In accordance with the Sixth amendment to the Credit agreement between Cerplex and Wells Fargo, the Partnership is no longer a guarantor of the debt upon payment of sale of the assets and liabilities of the Partnership to CSP, Inc., which was as of August 27, 1997. The assets transferred to CSP, Inc. effective June 30, 1997 were free of any liens or encumbrances effective with the payment of the purchase price (see note 12).

         Legal Proceedings

         The Partnership is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial statements of the Partnership.



                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)



(7)      FOREIGN OPERATIONS

         The following amounts are included in the consolidated financial statements applicable to foreign consolidated subsidiaries as of and for the six months ended June 27, 1997:

                                                   Germany    France    Other
                                                   -------    ------    -----

                 Statement of operations:
                      Net sales                 $   5,258     3,868     1,994
                                                    =====     =====     =====
                      Net income (loss)         $     272       280      (127)
                                                    =====     =====     =====

                 Balance sheet:
                      Total assets              $   4,185     4,429     1,739
                                                    =====     =====     =====
                      Total liabilities         $   2,589     1,976       442
                                                    =====     =====     =====

(8)      INCOME TAXES

         Total income tax expense for the six months ended June 27, 1997 was $283. Income taxes are related to the French and Germany subsidiaries amounting to $188 and $95, respectively. Income taxes attributable to income from operations at June 27, 1997 differed from the amounts computed by applying the statutory tax rates in France and Germany to income before taxes as a result of net operating loss carryforwards applied to a portion of the income before taxes.

         No tax expense was recorded by any other subsidiary for the six months ended June 27, 1997 because the net operating loss carryforwards were adequate in all the other jurisdictions to offset taxable income. As a result of the reduction in net operating loss carryforwards, the allowance for deferred tax assets was reduced by the tax effect of such amount. Deferred income taxes relate primarily to temporary differences on accounts receivable, inventories, accrued vacation and net operating loss carryforwards. A valuation allowance equal to net deferred tax assets was provided as of June 27, 1997, since management does not believe it is more likely than not that the net deferred tax asset will be realized through future earnings.

         At June 27, 1997, the subsidiaries had net operating loss carryforwards available to reduce future taxable income in their respective jurisdictions aggregating approximately $6,186, which expire at different dates according to the statutory laws of the various countries.

(9)      PENSION PLANS

         French employment law requires that a nonvested, lump-sum indemnity be paid to all employees on retirement. This indemnity is calculated based on the length of service and salary at the date of retirement. However, no indemnity is payable if an employee resigns from the Partnership before retirement age and service prior to employment by the current employer at the time of retirement is not included.



                                                                     (Continued)
                                      -11-








                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)




         The Partnership has a defined pension plan covering substantially all of the employees located in Germany. The benefits are based on an internal wage and salary agreement dated July 2, 1990. The plan is not funded.

         The following table sets forth the actuarial present value of benefit obligations and funding status of the plan at June 27, 1997:

         Actuarial value of benefit obligations:
              Accumulated benefit obligation including vested benefits
               of $926                                              $     1,067
                  ====                                              ===========
              Projected benefit obligation                          $    (1,191)

              Unrecognized net gain from past experience different
               from that assumed and effects of changes in
               assumptions                                                 (125)

              Remaining unrecognized net obligation existing at the
               date of initial adoption of SFAS 87                           94
                                                                     ----------

                       Accrued pension cost                          $   (1,222)
                                                                     ==========


         Net pension cost includes the following components:
              Service cost - benefits earned during the period       $       65

              Interest cost on projected benefit obligation                  78

              Amortization of net transition liability                        6
                                                                     -----------
                       Net periodic pension cost                     $      149
                                                                    ============



         The weighted-average discount rate, rate of increase in future compensation levels and rate of increase in promotion and seniority used in determining the actuarial present value of the projected benefit obligation was 6.5 percent, 4 percent and 1 percent, respectively.

         The Partnership's England subsidiary also has a defined benefit plan covering substantially all of its employees employed in England. Employees are vested after two years of service. Benefits are based on the highest three-year average salary within the last ten years of employment.


                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)



         The following table sets forth the actuarial present value of benefit obligations and funding status of the plan at June 27, 1997:

Actuarial value of benefit obligations:
     Accumulated benefit obligation including vested benefits of
      $2,646                                                           $ 2,871
                                                                        ======

     Projected benefit obligation                                      $(3,831)

     Plan assets at fair value                                           4,938
                                                                         -----


              Excess value of assets at fair value net of projected
               benefit obligations                                       1,107

     Unrecognized net loss from past experience different from that
      assumed and effects of changes in assumptions                        652

     Unrecognized net transition asset                                  (1,000)
                                                                        ------

              Prepaid pension cost and excess earnings                  $  759
                                                                        ======

Net pension credit includes the following components:
     Return on assets                                                  $  (448)

     Service cost - benefits earned during the period                      159

     Interest cost on projected benefit obligation                         255

     Amortization of net transition liability                             (110)
                                                                          ----

              Net periodic pension credit                               $ (144)
                                                                         ======

         The weighted-average discount rate, rate of increase in future compensation levels, and long-term rate of return used in determining the actuarial present value of the projected benefit obligation were
         7.5 percent, 5 percent and 10 percent, respectively.

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)



(10)     INVESTMENT AND RETIREMENT PLAN

         The Partnership's United States employees are eligible to participate in a 401(k) Investment and Retirement Plan (the "Plan"). The Partnership has elected to not make any matching contributions during the six months ended June 27, 1997. Each participant may contribute up to 15 percent of his compensation into the Plan. In the event of a plan termination, all participants are entitled to receive a distribution equal to their account balance at that date.

(11)     BUSINESS AND CREDIT CONCENTRATION

         Two customers accounted for 18 percent of the Partnership's sales in the six months ended June 27, 1997. Accounts receivable at June 27, 1997 related to these customers were $811. The Partnership estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could effect the Partnership's estimate of its bad debts.

         The majority of the Partnership's customers are located in the United States, Germany and France. Accordingly, changes in market conditions in those countries may significantly affect management's estimates and the Partnership's performance.

(12)     SUBSEQUENT EVENTS

         Pursuant to the terms of an Asset Purchase Agreement dated August 6, 1997, among Cerplex, Cerplex Sub, JV, and CSP, Inc., all of the assets and liabilities of the Partnership were transferred to a newly formed company, Modcomp, Inc., 100 percent owned by CSP, Inc., a Massachusetts corporation. The transaction was effective as of June 30, 1997. The purchase price, $8,445, was transferred to Cerplex on August 27, 1997 at which time, the guarantee by the Partnership on Cerplex's debt was effectively relieved (see note 6).

         The French subsidiary acquired in July 1997 the assets of two unrelated operations: ISTGH, a sales and engineering business for approximately $30, and Nemtel Smart Card, a telecommunications business for approximately $180. These acquisitions were accounted for as a purchase.

                              MODCOMP/CERPLEX, L.P.
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                              December 29, 1996 and
                                December 31, 1995

                   (With Independent Auditors' Report Thereon)










                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                     December 29, 1996 and December 31, 1995

                                Table of Contents



                                                                           Page
                                                                           ----
Independent Auditors' Report .........................................

Consolidated Balance Sheets ..........................................       1

Consolidated Statements of Income ....................................       2

Consolidated Statements of Partners' Capital .........................       3

Consolidated Statements of Cash Flows ................................       4

Notes to Consolidated Financial Statements ...........................       5















                          INDEPENDENT AUDITORS' REPORT


The Partners
Modcomp/Cerplex, L.P. and Subsidiaries:


We have audited the accompanying consolidated balance sheets of Modcomp/Cerplex, L.P. and subsidiaries (the Partnership) as of December 29, 1996 and December 31, 1995, and the related consolidated statements of income, partners' capital and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Modcomp/Cerplex, L.P. and subsidiaries as of December 29, 1996 and December 31, 1995 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.





                                                        KPMG - Peat, Marwick LLP


January 24, 1997
Fort Lauderdale, Florida












                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                     December 29, 1996 and December 31, 1995
                                 (in thousands)

                               Assets (note 6)                                                    1996             1995
                               ---------------                                                    ----             ----

Current assets:
     Cash and cash equivalents                                                             $     4,122      $     7,918
     Accounts receivable:
        Trade, less allowance for doubtful accounts of $194 in 1996 and $322 in 1995
                                                                                                 4,909            6,201
        Affiliates (note 5)                                                                         -             1,392

        Due from partners (note 5)                                                                  -               601
     Inventories, net (note 2)                                                                   4,458            4,971
     Prepaid expenses and other current assets
                                                                                                 1,635              994
                                                                                               -------          -------

               Total current assets                                                             15,124           22,077

Property and equipment, net (note 3)                                                               568            1,655
                                                                                               -------          -------

                                                                                          $     15,692      $    23,732
                                                                                               =======          =======

                      Liabilities and Partners' Capital

Current liabilities:
     Accounts payable:
        Trade                                                                             $      1,509       $    1,298
        Affiliates (note 5)                                                                         17               75
     Accrued expenses (note 4)                                                                   4,073            5,198
     Accrued income taxes (note 8)                                                                 164              -
     Other current liabilities
                                                                                                 1,178            1,472
                                                                                               -------          -------

               Total current liabilities                                                         6,941            8,043
                                                                                               -------          -------

Commitments and contingencies (note 6)

Partners' capital:
     Cerplex Subsidiary, Inc.                                                                    4,990            7,687
     Modcomp Joint Venture, Inc.                                                                 3,761              286
     Modular Computer Systems, Inc.
                                                                                                   -              7,716
                                                                                               -------          -------

               Total partners' capital                                                           8,751           15,689
                                                                                               -------          -------

                                                                                           $    15,692     $     23,732
                                                                                               =======          ======


          See accompanying notes to consolidated financial statements.

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

               Years ended December 29, 1996 and December 31, 1995
                                 (in thousands)


                                                                                                  1996             1995
                                                                                                  ----             ----

Sales (notes 5 and 7):
     Systems                                                                               $     20,804     $     20,718
     Service                                                                                     15,908           17,505
                                                                                                -------          -------

                                                                                                 36,712           38,223
                                                                                                -------          -------

Cost of sales:
     Systems                                                                                     15,620           11,512
     Service                                                                                     10,794           11,895
                                                                                                -------          -------

                                                                                                 26,414           23,407
                                                                                                -------          -------

               Gross profit                                                                      10,298           14,816
                                                                                                -------          -------

Operating expenses:
     Selling, general and administrative                                                          6,520            8,663
     Research, development and engineering                                                        1,407            2,163
     Restructuring costs (note 4)                                                                   108              607
     Management fees (note 5)                                                                       200              200
     Accretion of discount (note 1(b))                                                             (701)          (1,878)
                                                                                                -------          -------

                                                                                                  7,534            9,755
                                                                                                -------          -------

               Income from operations                                                             2,764            5,061
                                                                                                -------          -------

Other income and expense:
     Interest income                                                                                213              390
     Interest expense:
        Partner (note 5)                                                                             (5)             (76)
        Other                                                                                       (11)             (15)
     Other, net                                                                                    (280)            (410)
                                                                                                -------          -------

                                                                                                    (83)            (111)
                                                                                                -------          -------

               Income before income taxes                                                         2,681            4,950

Provision for income taxes (note 8)                                                                (164)             -
                                                                                                -------          -------

               Net income                                                                      $  2,517         $  4,950
                                                                                                =======          =======


          See accompanying notes to consolidated financial statements.

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

               Years ended December 29, 1996 and December 31, 1995
                                 (in thousands)




                                                           Cerplex       Modcomp Joint  Modular Computer
                                                       Subsidiary, Inc.  Venture, Inc.    Systems, Inc.       Total
                                                       ----------------  -------------    -------------       -----

Balance at January 1, 1995                                 $5,190          $   -          $    5,403         $10,593

     Transfer of Partnership interest                         -                184              (184)            -

     Net income                                             2,425               99             2,426           4,950

     Foreign currency translation adjustment                   72                3                71             146
                                                            -----            -----             -----          ------

Balance at December 31, 1995                                7,687              286             7,716          15,689

     Transfer of Partnership interest                         -              2,659            (4,500)         (1,841)

     Net income                                             1,234              927               356           2,517

     Earnings distribution                                 (3,844)            (116)           (3,472)         (7,432)

     Foreign currency translation adjustment                  (87)               5              (100)           (182)
                                                            -----            -----             -----           -----

Balance at December 29, 1996                               $4,990         $  3,761        $      -           $ 8,751
                                                            =====            =====             =====           =====

See accompanying notes to consolidated financial statements.

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

               Years ended December 29, 1996 and December 31, 1995
                                 (in thousands)


                                                                                                        1996              1995
                                                                                                        ----              ----

Cash flows from operating activities:
     Net income                                                                                  $     2,517          $  4,950
     Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation and amortization                                                                 375             1,221
           Discount accretion                                                                           (701)           (1,878)
           Provision for losses on inventory and accounts receivable                                     424                57
           Decrease in accounts receivable, trade                                                      2,262               211
           Decrease (increase) in accounts receivable, affiliate and due from partner
                                                                                                         595            (1,238)
           Decrease in inventories                                                                       183             1,580
           (Increase) decrease in prepaid expenses and other current assets                             (636)               61
           Increase (decrease) in accounts payable, trade                                                196              (325)
           Increase (decrease) in accounts payable affiliates                                             17              (164)
           (Decrease) increase in accrued expenses and other current liabilities
                                                                                                        (702)              288
                                                                                                       -----             -----

                    Net cash provided by operating activities                                          4,530             4,763
                                                                                                       -----             -----

Cash flows from investing activities:
     Capital expenditures
                                                                                                        (776)             (514)
                                                                                                       -----             -----

                    Net cash used in investing activities                                               (776)             (514)
                                                                                                       -----             -----

Cash flows from financing activities:
     Earnings distribution                                                                            (7,432)               -

     Principal payments on notes payable to banks                                                        -              (2,100)
                                                                                                       -----             -----


                    Net cash used in financing activities                                             (7,432)           (2,100)
                                                                                                       -----             -----

Effect of exchange rate changes on cash and cash equivalents                                            (118)              (19)
                                                                                                       -----             -----

                    Net (decrease) increase in cash and cash equivalents                              (3,796)            2,130

Cash and cash equivalents at beginning of year                                                         7,918             5,788
                                                                                                       -----             -----

Cash and cash equivalents at end of year                                                            $  4,122          $  7,918
                                                                                                       =====             =====

Supplemental  schedule of cash flow  information:  Cash paid during the year for interest:
        Affiliates and partner                                                                      $      5          $     90
        Others

                                                                                                          11                15
                                                                                                       -----             -----

                                                                                                    $     16          $    105
                                                                                                       =====             =====

See accompanying notes to consolidated financial statements.

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

                     December 29, 1996 and December 31, 1995



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)    ORGANIZATION,   DESCRIPTION  OF  BUSINESS,   AND  PRINCIPLES  OF
                CONSOLIDATION

                Modcomp/Cerplex, L.P. and subsidiaries (the "Partnership"), a Delaware limited partnership was formed pursuant to a limited partnership agreement (the Agreement) dated December 1, 1994 among Modular Computer Systems, Inc. (Modcomp) and Modcomp Joint Venture, Inc. (JV), wholly-owned subsidiaries of Daimler-Benz Capital, Inc. and Cerplex Subsidiary, Inc. (Cerplex Sub), a wholly-owned subsidiary of The Cerplex Group, Inc. (Cerplex).

                The Partnership designs, manufactures, services, and markets worldwide, high-speed mini-computers and mini-computer systems principally for use in demanding real-time applications. The computer systems are used in operations involving process measurement and control, power production and distribution, manufacturing test and inspection, scientific data collection and monitoring, as well as financing and other communications networks. The Company has been expanding their product line by including third party equipment to their sales and servicing efforts. The new focus of the Company is to become a total solutions company that can meet the needs of customers of their own products and of third party manufacturers.

                The Partnership's foreign operations are transacted through its wholly-owned subsidiaries located in Canada, England, France, Germany and Venezuela. However, as of June 30, 1996, the
                Venezuela subsidiary became inactive as the operations and assets were transferred to Ft. Lauderdale. Accordingly, these consolidated financial statements include the accounts of Modcomp/Cerplex, L.P. and its wholly-owned foreign subsidiaries after elimination of all significant intercompany transactions and balances.

                From January 1, 1995 through March 31, 1996, the Partnership's percentage of ownership and profits and losses were allocated as follows:


                                                        General        Limited
                                                      partnership    partnership
                                                       interest        interest      Total
                                                       --------        --------      -----

                 Modular Computer Systems, Inc.           -              49%          49%
                 Modcomp Joint Venture, Inc.              1%              1%           2%
                 Cerplex Subsidiary, Inc.                 1%             48%          49%
                                                          -              --           --

                                                          2%             98%         100%
                                                          =              ==          ===


                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)


                On April 5, 1996, Modcomp and JV exercised a certain put option granted them under a Put/Call Option Agreement (Option) with Cerplex Sub. Prior to this transaction, Modcomp transferred to Cerplex all of their outstanding capital stock of JV, and effective April 1, 1996, Modcomp transferred all of their partnership units of the Partnership to JV. In accordance with the Option, the interests were transferred for a lump sum payment of $2,659 by Cerplex. In addition, distributions of $7,036 were made to the partners as of March 31, 1996 for accumulated undistributed earnings through the option exercise date. An additional distribution was made in May 1996 for $396 for second quarter earnings. No subsequent distributions have been made in 1996.

                As a result of this transaction, effective March 31, 1996, the Partnership is controlled 100% by Cerplex, with the Partnership's percentage of ownership and profits and losses allocated as follows:


                                                       General        Limited
                                                     partnership    partnership
                                                      interest        interest       Total
                                                      --------        --------       -----

                 Modular Computer Systems, Inc.          -              -              -
                 Modcomp Joint Venture, Inc.             1%             50%            51%
                 Cerplex Subsidiary, Inc.                1%             48%            49%
                                                         -              --             --

                                                         2%             98%           100%
                                                         =              ==            ===

         (b)    NEGATIVE GOODWILL

                The acquisition cost for the 49% interest in the Partnership from Modcomp was lower than the book value of the assets and liabilities acquired by approximately $1.8 million. In accordance with APB No. 16, "Business Combinations," the Partnership reduced property and equipment by approximately $1.5 million, bringing all identifiable noncurrent assets to zero and recorded the remaining amount as negative goodwill to be amortized into income over a five year period.

         (c)    CASH AND CASH EQUIVALENTS

                For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

         (d)    INVENTORIES

                Inventories consist of electronic components and parts for the manufacturing of computer systems and related service. Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Costs capitalized include material, direct labor, and manufacturing and special engineering overhead.


                                                                     (Continued)
                                      -6-





                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)


         (e)    PROPERTY AND EQUIPMENT

                Property and equipment are stated at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation on property and equipment is computed on the straight-line method over the estimated useful lives of the assets (with lives ranging from 2 to 10 years). Leasehold improvements are amortized straight-line over the shorter of the lease term or the estimated useful life of the asset.

         (f)    FOREIGN CURRENCY TRANSLATION

                All assets and liabilities of the Partnership's foreign subsidiaries are translated into U.S. dollars, generally using current exchange rates in effect on reporting dates. Revenue and expense accounts are translated generally using a weighted average rate during the period. The unrealized gains and losses resulting from such translation are charged or credited to cumulative foreign currency translation adjustment in partners' capital. Translation gains and losses of one subsidiary operating in a hyperinflationary economy were not significant.

         (g)    REVENUE RECOGNITION

                Sales of products and services are recorded based on shipment of product and/or performance of services unless otherwise contractually determined. Revenue from maintenance service contracts is deferred and recognized as revenues over the period of the agreement.

         (h)    WARRANTY

                The Partnership generally warrants its products for a period of ninety days. An accrual for warranty obligations of $146 and $142 existed at December 29, 1996 and December 31, 1995, respectively.

         (i)    USE OF ESTIMATES

                Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         (j)    INCOME TAXES

                Partnerships are not taxable entities for United States Federal and state income tax purposes. As such, no provision has been made for United States Federal and state income taxes since such taxes, if any, are the liability of the individual partners.

                Certain subsidiaries of the Partnership are taxable entities and calculate income tax expense and file income tax returns in their respective jurisdictions.


                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)



                The Partnership's subsidiaries account for income taxes in each jurisdiction under the asset and liability method of computing deferred income taxes. Under the asset and liability method, deferred income taxes are recognized for future consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted statutory rates expected to apply to taxable income. In the years in which those temporary differences are expected to be recovered or settled.

         (k)    IMPAIRMENT OF LONG-LIVED ASSETS

                The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company has no impaired assets at December 29, 1996.

(2)      INVENTORIES

         Inventories at December 29, 1996 and December 31, 1995 consist of the following:

                                                           1996           1995
                                                           ----           ----

         Raw materials                                    $2,907         $3,004
         Work in process                                     385            445
         Finished goods                                      459            246
         Customer service inventory                        6,337          7,199
                                                         -------        -------
                                                          10,088         10,894
         Reserves                                          5,630          5,923
                                                         -------        -------

                       Inventory, net                    $ 4,458        $ 4,971
                                                         =======        =======


                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)



(3)      PROPERTY AND EQUIPMENT

         Property and equipment at December 29, 1996 and December 31, 1995 consist of the following:

                                                                1996       1995
                                                               -----      -----

         Machinery and equipment                                $178     $2,442
         Leasehold improvements                                  411        228
         Furniture and fixtures                                   79        301
                                                               -----      -----
                                                                 668      2,971
         Less accumulated depreciation and amortization         (100)    (1,316)
                                                               -----      -----

                                                                $568     $1,655
                                                               -----      -----

         The property and equipment at December 29, 1996 represents capital additions after April 1, 1996.

         Depreciation and amortization expense for the year ended December 29, 1996 and December 31, 1995 amounted to $375 and $1,221, respectively.

(4)      ACCRUED EXPENSES

         Accrued expenses at December 29, 1996 and December 31, 1995 consist of the following:

                                                        1996             1995
                                                        ----             ----

         Employee-related accruals                    $1,364           $1,794
         Pension costs                                 1,220            1,400
         Restructuring costs                             322              738
         Taxes other than income                         472              302
         Professional fees                                83              183
         Other                                           612              781
                                                         ---              ---

                                                      $4,073           $5,198
                                                      ======           ======

         The composition of the restructuring costs consist of an accrual for leases on several unused facilities amounting to $322 and $465 in 1996 and 1995, respectively. The remaining balance of the 1995 accrual in the amount of $273 relates to an estimate for employee severance and termination agreements. This amount was $-0- at December 29, 1996.


                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)


(5)      RELATED PARTY TRANSACTIONS

         In its function as managing partner, Cerplex is entitled to annual compensation in the amount of $200, payable semi-annually on June 1 and December 1 of each year. During the years ended December 29, 1996 and December 31, 1995, the Partnership recorded charges and made payments for management fees in the amount of $200. An accrual for management fees obligations of $17, payable in the current year, was established at December 29, 1996.

         Included in due from partners in 1995 is approximately $595 of receivables from Modcomp due under the Partnership Formation and Contribution Agreement Indemnification clause for which payment was received during 1996. The remaining balance is related to a reimbursement which is due from Modcomp at December 29, 1996.

         Accounts receivable from affiliates at December 31, 1995 generally resulted from sale of goods or services to and from nonconsolidated affiliates of Modcomp. Sales to an affiliate of Modcomp in 1995 were: systems and parts - $1.7 million, and service - $1.3 million. The affiliate relationship was effectively terminated in 1996 with the sale by Modcomp of its interest in the Partnership (see note 1(a)).

         In May, 1995 the Partnership paid to Modcomp $2,100 representing the principal amount of a note payable that originated as part of the partnership formation agreement. In addition to the principal amount of the note, the Partnership paid $90 in accumulated interest. The notes interest expense for the year ended December 31, 1995 amounted to approximately $76 which represents the balance in accounts payable affiliate at December 31, 1995.

(6)      COMMITMENTS AND CONTINGENCIES

         Leases

         The Partnership has noncancelable operating leases related to office space. Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows:

               Year ending December,
               ---------------------

                        1997                                          $ 1,389
                        1998                                              761
                        1999                                              648
                        2000                                              444
                        2001                                              444
                        Thereafter                                      1,421
                                                                        -----
                                                                       $5,107
                                                                       ======



                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)





         Future minimum rental payments above include approximately $438 of rental cost for facilities that are sublet to unrelated third parties for the duration of the lease term. A loss of $322 and $383 has been accrued at December 29, 1996 and December 31, 1995, respectively, which represents management's best estimate of the total loss to be incurred by the Partnership relating to sublet and unused facilities (note 4).

         The rental expense for the year ended December 29, 1996 and December 31, 1995 was $1,833 and $1,791, respectively.

         Financial Guarantees

         The Partnership is the guarantor of certain debt held with Cerplex from Wells Fargo Bank approximating $56 million at December 31, 1996. Certain assets of the Partnership are held as collateral for this debt between Wells Fargo Bank and Cerplex. It is reasonably possible that the Company would be required to make payments under this guarantee if Cerplex defaults on its debt requirements.

         Legal Proceedings

         The Partnership is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial statements of the Partnership.

(7)      FOREIGN OPERATIONS

         The following amounts are included in the consolidated financial statements applicable to foreign consolidated subsidiaries at December 29, 1996 and December 31, 1995:

                                            1996              1995
                                            ----              ----

         Statement of income:
              Net sales                    $27,121           $23,162
                                           =======           =======
              Net Income                   $ 2,094           $ 4,315
                                           =======           =======
         Balance sheet:
              Total assets                 $ 9,602           $10,596
                                           =======           =======

              Total liabilities            $ 4,409           $ 5,230
                                           =======           =======

(8)      INCOME TAXES

         Total income taxes for the years ended December 29, 1996 and December 31, 1995 was $164 and $-0-, respectively. The entire amount of income taxes is related to the French subsidiary. Income taxes attributable to income from operations at December 31, 1996 differed from the amounts computed by applying the US federal tax rate of 35 percent to pretax income from operations as a result of net operating loss carryforwards applied to a portion of the pretax income.


                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)


         No tax expense was recorded by any other subsidiary for 1996 because the net operating loss carryforwards were adequate in all the other jurisdictions to offset 1996 taxable income. As a result of the reduction in net operating loss carryforwards, the allowance for deferred tax assets was reduced by the tax effect of such amount. Deferred income taxes relate primarily to temporary differences on accounts receivable, inventories, accrued vacation and net operating loss carryforward. A valuation allowance equal to net deferred tax assets was provided as of December 29, 1996 since management does not believe it is more likely than not that the net deferred tax asset will be realized through future earnings.

         At December 29, 1996 and December 31, 1995, the subsidiaries had net operating loss carryforwards available to reduce future taxable income in their respective jurisdictions aggregating approximately $5,307 and $14,600, respectively, which expire at different dates according to the statutory laws of the various countries.

(9)      PENSION PLANS

         French employment law requires that a nonvested, lump sum indemnity be paid to all employees on retirement. This indemnity is calculated based on the length of service and salary at the date of retirement. However, no indemnity is payable if an employee resigns from the Company before retirement age and service prior to employment by the current employer at the time of retirement is not included.

         The Partnership has a defined pension plan covering substantially all of the employees located in Germany. The benefits are based on an internal wage and salary agreement dated July 2, 1990. The Partnership did not fund the Plan in 1996 and 1995.



                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)



         The following table sets forth the actuarial present value of benefit obligations and funding status of the plan at December 29, 1996 and December 31, 1995:




                                                                                                1996             1995
                                                                                                ----             ----

         Actuarial value of benefit obligations:
              Accumulated benefit obligation including vested benefits of $1,031 and  $1,050  at  December  29,  1996  and  December  31,  1995,
                 respectively                                                                  $   1,160         $   1,171
                                                                                               =========         =========

              Projected benefit obligation                                                     $  (1,282)        $  (1,439)

              Unrecognized net gain from past experience different from that assumed
                 and effects of changes in assumptions                                               (47)              (85)

              Remaining unrecognized net obligation existing at the date of initial
                 adoption of SFAS 87                                                                 109               124
                                  --                                                           ---------          --------

                       Accrued pension cost                                                    $  (1,220)         $ (1,400)
                                                                                               =========          ========

         Net pension cost included the following components:
              Service cost - benefits earned during the period                                 $      58          $     67

              Interest cost on projected benefit obligation                                           81                87

              Amortization of net transition liability
                                                                                                       7                 7
                                                                                                 -------           -------

                       Net periodic pension cost                                                 $   146           $   161
                                                                                                 =======           =======




         The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 6.5% and 4%, respectively, in 1996 and 7% and 4%, respectively, in 1995.

         The Partnership's England subsidiary also has a defined benefit plan covering substantially all of its employees employed in England. Employees are vested after two years of service. Benefits are based on the highest three-year average salary within the last ten years of employment.




                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)




         The following table sets forth the actuarial present value of benefit obligations and funding status of the plan at December 29, 1996 and December 31, 1995:


                                                                                                 1996              1995
                                                                                                 ----              ----

         Actuarial value of benefit obligations:
              Accumulated benefit obligation including vested benefits of $2,218 and  $1,574  at  December  29,  1996  and  December  31,  1995,
                 respectively
                                                                                             $     2,362          $  1,677
                                                                                             ===========          ========
              Projected benefit obligation                                                   $  (3,151)           $ (2,237)


              Plan assets at fair value                                                            4,691             3,663
                                                                                             -----------          --------

                       Excess  value of assets at fair  value net of  projected  benefit
                            obligations                                                            1,540             1,426

              Unrecognized net income (loss) from past experience different from that
                 assumed and effects of changes in assumptions                                       257               (22)

              Unrecognized net transition asset                                                  (1,144)            (1,140)
                                                                                             ----------           --------


                       Prepaid pension cost                                                  $       653          $    264
                                                                                             ===========          ========

         Net pension credit for 1996 and 1995 include the following components:
         Return on assets                                                                          $(423)            $(340)

         Service cost - benefits earned during the period                                            140                87

         Interest cost on projected benefit obligation                                               223               188

         Amortization of net transition liability                                                   (115)             (104)
                                                                                             -----------          --------

                       Net periodic pension credit                                           $      (175)         $   (169)
                                                                                             ===========         =========




         The weighted average discount rate, rate of increase in future compensation levels, and long-term rate of return used in determining the actuarial present value of the projected benefit obligation were 8.5%, 5% and 10%, respectively in 1996 and 9%, 5% and 10%, respectively, in 1995.


                                                                     (Continued)

                     MODCOMP/CERPLEX, L.P. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)


(10)     INVESTMENT AND RETIREMENT PLAN

         The Partnership's United States employees are eligible to participate in a 401(k) Investment and Retirement Plan (the Plan). The Partnership does not make any matching contributions. Each participant may contribute up to 15% of his compensation into the Plan. In the event of a plan termination, all participants are entitled to receive a distribution equal to their account balance at that date.

(11)     BUSINESS AND CREDIT CONCENTRATION

         Most of the Partnership's customers are located in the United States, Germany and France. Accordingly, changes in market conditions in the above countries may significantly effect management's estimates and the Partnership's performance. No one customer accounted for 5% of the Partnership's sales in 1996 or 1995, except one customer in Germany which accounted for approximately 30% of sales in Germany, and no accounts receivable from any customer exceeded $865 or 18% of net trade accounts receivable at December 29, 1996. The Partnership estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could effect the Partnership's estimate of its bad debts.



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